UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): July 6, 2010

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1403 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+011 852 3171 1208 (ext. 222)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 30, 2010, China Media Group Corporation ("CMG") entered into a $100,000 Convertible Loan Agreement (the "Agreement") with Consolidated China Resources Sdn. Bhd. ("CCR"), a company incorporated in Malaysia.

Pursuant to the Agreement, CCR shall lend to CMG a total amount of US$100,000 for one year at an interest rate of 10% per annum. The loan shall be drawn down in 2 tranches. (1) US$50,000 upon signing of the Agreement and, (2) the remaining US$50,000 within two weeks from the date of the Agreement. The loan may be converted at US$0.02 for each ordinary share in CMG during the term of the Agreement.

On June 4, 2010, the Company received the first tranche the amount of US$50,000. The remaining US$50,000 was received on July 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2010	CHINA MEDIA GROUP CORPORATION

By: /s/ Cheng Pheng LOI
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Name: Cheng Pheng LOI
Title: President